Exhibit 10.1

SECOND AMENDMENT TO THE

SOLARIS OILFIELD INFRASTRUCTURE, INC.

LONG TERM INCENTIVE PLAN

THIS SECOND AMENDMENT (the “Second Amendment”) to the Solaris Oilfield Infrastructure, Inc. Long Term Incentive Plan (as amended from time to time, the “Plan”), has been adopted by the board of directors (the “Board”) of Solaris Oilfield Infrastructure, Inc., a Delaware corporation (the “Company”). Capitalized terms used but not defined herein shall have the meanings assigned to them in the Plan.

W I T N E S S E T H:

WHEREAS, the Company previously adopted the Plan and the First Amendment to the Plan;

WHEREAS, Section 10 of the Plan provides that the Plan may be amended from time to time, subject to the approval of the Company’s stockholders if such stockholder approval is required by the rules of any stock exchange on which the Stock is listed or quoted;

WHEREAS, the Board now desires to amend the Plan to increase the number of shares of Stock reserved for delivery under the Plan by 1,600,000 shares, which amendment is subject to the approval of the Company’s stockholders pursuant to the rules of the New York Stock Exchange; and

WHEREAS, the Board has determined that the Second Amendment shall be made effective as of August 30, 2024 (the “Amendment Effective Date”), subject to approval by the Company’s stockholders.

NOW, THEREFORE, BE IT RESOLVED, that the Plan shall be amended as of the Amendment Effective Date, as set forth below:

I. Section 4(a) of the Plan is hereby deleted and replaced in its entirety with the following:

“Number of Shares Available for Delivery. Subject to adjustment in a manner consistent with Section 8, 11,418,080 shares of Stock are reserved and available for delivery with respect to Awards, and such total shall be available for the issuance of shares upon the exercise of ISOs.”

RESOLVED, that except as amended hereby, the Plan is specifically ratified and reaffirmed.

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